Exhibit A
SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of February 6, 2009, is made by and among Paperboy Ventures LLC, a Delaware limited liability company (“Seller”), and the purchasers listed on Exhibit A hereto (each a “Buyer” and, collectively, the “Buyers”).
RECITAL
WHEREAS, Seller desires to sell to the Buyers and the Buyers desire to purchase from Seller, on the terms and conditions set forth in this Agreement, all of the Shares and Warrants of the Company set forth on Exhibit A hereto.
NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
AGREEMENT
SECTION 1 Defined Terms. As used herein, the following terms shall have the following meanings:
“Affiliate” of another Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such other Person.
“Agreement” shall have the meaning assigned to it in the introductory paragraph.
“Buyers” shall have the meaning assigned to it in the introductory paragraph.
“Closing Date” shall have the meaning assigned to it in Section 3 hereof.
“Company” shall mean Corcept Therapeutics Incorporated, a Delaware corporation.
“Consideration” shall have the meaning assigned to it in Section 2(b) hereof.
“Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, restriction, purchase option, right of first refusal, title exception or defect in title, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Lien Release Agreement” shall have the meaning assigned to it in Section 2(c) hereof.
“Longitude” shall have the meaning assigned to it in Section 7(c) hereof.
“Other Buyers” shall mean, collectively, the purchasers listed on Exhibit B hereto.
“Other Sales” shall mean, collectively, the sale by Seller to each Other Buyer the applicable shares of common stock of the Company and warrants to purchase additional shares of common stock of the Company set forth on Exhibit B hereto.
“Parties” shall mean the Buyers and Seller, and “Party” shall refer to each of them.
“Person” shall mean natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.
“Registered Entity” shall mean an organization registered under any state or federal law.
“Sales” shall have the meaning assigned to it in Section 2(a) hereof.
“Seller” shall have the meaning assigned to it in the introductory paragraph.
“Shares” shall have the meaning assigned to it in Section 2(a) hereof.
“Transfer Agent” shall mean Continental Stock Transfer and Trust Company.
“Warrants” shall have the meaning assigned to it in Section 2(a) hereof.
SECTION 2 Sale of Shares and Warrants.
(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell to each Buyer the applicable shares of common stock of the Company (collectively, the “Shares”) and warrants to purchase additional shares of common stock of the Company (collectively, the “Warrants”) set forth on Exhibit A hereto (such sales of Shares and Warrants, collectively, the “Sales”).
(b) In consideration of the sale of the applicable Shares and Warrants, each Buyer shall, at the Closing, pay to the Company in cash denominated in United States Dollars the applicable amounts set forth on Exhibit A hereto (collectively, the “Consideration”).
(c) At the Closing, Seller shall cause (i) the certificates representing the Shares to be delivered to the Transfer Agent with instructions (prepared in conjunction with the Company) for the Transfer Agent to issue certificates representing new shares with duly executed powers of assignment to the applicable Buyers in the amounts set forth on Exhibit A hereto, and (ii) the Company to issue new warrants with duly executed powers of assignment to the applicable Buyers in the amounts set forth on Exhibit A, each pursuant to the terms of the Lien Release Agreement between Seller and the Company, dated as of February 5, 2009 (the “Lien Release Agreement”).

SECTION 3 Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place on the date on which the following conditions have been satisfied (the “Closing Date”):
(a) all Buyers shall pay to the Company the Consideration, which shall happen on the same day, for further distribution in accordance with the Lien Release Agreement;
(b) the Other Sales shall occur simultaneously with the Sales; and
(c) all representations and warranties of the Parties contained in this Agreement shall be true and correct in all respects.
SECTION 4 Representations and Warranties of Seller. Seller represents and warrants to the Buyers that the statements contained in this Section 4 are correct and not materially misleading as of the Closing Date:
(a) Seller is a duly-organized and validly existing limited liability company under the laws of the State of Delaware and is in good standing.
(b) The execution, delivery and performance of this Agreement are within Seller’s powers, have been duly authorized and are not in contravention of law, the terms of Seller’s governing or charter documents or any indenture, agreement or undertaking to which Seller is a party or by which it is bound.
(c) As of the Closing Date, Seller is the owner of the Shares and Warrants free from any adverse interest, Lien, security interest or encumbrance granted by any agreement of Seller or by operation of law.
(d) All information furnished by Seller to the Buyers concerning any of the Shares, Warrants or otherwise, is or will be, at the time the same is furnished, accurate and correct in all material respects and complete in so far as completeness may be necessary to give the Buyers true and accurate knowledge of the subject matter.
(e) No further notice, material order, permission, consent, approval, license, authorization, registration or filing by or with any third party or government agency having jurisdiction over Seller is required to be given, obtained or made by Seller for the execution, delivery or performance by Seller of this Agreement.

SECTION 5 Representations and Warranties of the Buyers. Each Buyer, severally and not jointly, hereby represents and warrants to Seller that the statements contained in this Section 5 are correct and not materially misleading as of the Closing Date:
(a) If such Buyer is a Registered Entity, the execution, delivery and performance of this Agreement are within such Buyer’s powers, have been duly authorized and are not in contravention of law, the terms of such Buyer’s governing or charter documents or any indenture, agreement or undertaking to which such Buyer is a party or by which it is bound.
(b) No further notice, material order, permission, consent, approval, license, authorization, registration or filing by or with any third party or government agency having jurisdiction over such Buyer is required to be given, obtained or made by such Buyer for the execution, delivery or performance by such Buyer of this Agreement.
SECTION 6 Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing: in case at any time after the Closing any further action is desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request. Reasonable third-party costs incurred as a result of this provision shall be borne by the requesting Party.
SECTION 7 Payment of Fees and Expenses.
(a) The Parties shall each bear their own costs and expenses incurred in connection with the transactions contemplated in this Agreement including, without limitation, the fees and expenses of their counsel and accountants.
(b) With respect to any dispute arising from this Agreement, the fees and expenses (including reasonable legal fees and expenses) of the prevailing Party related thereto shall be paid by the non-prevailing Party.
(c) Notwithstanding the foregoing, Seller shall pay $10,000 in cash to Longitude Venture Partners, L.P. (“Longitude”) to reimburse Longitude for all expenses it has incurred in connection with this Agreement and the transactions contemplated hereby, including reasonable legal fees, within 10 days after the later to occur of: (i) the Closing Date, and (ii) Longitude providing to Seller invoices relating to such expenses.
SECTION 8 Choice of Law; Forum Selection; Waiver of Jury Trial.
(a) This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of California without regard to the application of its conflict of laws rules.
(b) Each Party hereby consents and agrees that the state or federal courts located in California shall have exclusive jurisdiction to hear and determine any claims or disputes between the Parties pertaining to this Agreement or to any matter arising out of or relating to this Agreement; provided, that the Parties acknowledge that any appeals from those courts may have to be heard by a court located outside of California. Each Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Party hereby waives any objection which such Party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

(c) The Parties hereto waive all right to trial by jury in any action, suit, or proceeding brought to resolve any dispute, whether sounding in contract, tort or otherwise, among the Parties arising out of, connected with, related to, or incidental to the relationship established among them in connection with, this Agreement or the transactions related hereto.
SECTION 9 Miscellaneous.
(a) This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersede all previous and contemporaneous oral or written negotiations, agreements, arrangements and understandings relating to the subject matter hereof.
(b) This Agreement shall not be amended, supplemented or modified except by an instrument in writing signed and delivered by the authorized representatives of each of the Parties hereto.
(c) The representations, warranties, agreements and covenants of the Parties set forth in this Agreement shall survive the Closing Date.
(d) This Agreement may be executed in any number of counterparts, and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute but one and the same Agreement.
(e) This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns, if any.
(f) The headings preceding the text of exhibits, schedules and sections of this Agreement are provided for convenience and reference only and should not be used in construing this Agreement.
(g) Except as otherwise set forth herein, no remedy set forth in this Agreement or otherwise conferred upon or reserved to any Party shall be considered exclusive of any other remedy available hereunder, at law or in equity to any Party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.
(h) If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, it shall be ineffective to the extent of such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

(i) No Party hereto shall make any public disclosure of the specific terms of this Agreement or other Closing Documents, except as required by law or regulation. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each Party acknowledges that it will have access to confidential information relating to the other Parties. Each Party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except to advisors, consultants and Affiliates in connection with the transactions contemplated hereby, and except as required to comply with any law or regulation, or any provision of this Agreement.
(j) All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to Seller:	Paperboy Ventures LLC
1875 K Street, Suite 700
Washington D.C. 20006
Tel: (202) 261-0660
Fax: (202) 496-9320
Email: acg@paperboyventures.com

If to the Buyers:	The applicable address set forth for each Buyer on the signature page to this Agreement.
or to such other place and with such other copies as any Party may designate as to itself by written notice to the others.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto or the authorized representatives of the Parties hereto have executed and delivered this Agreement as of the date first above written.

THE BUYERS:

LONGITUDE VENTURE PARTNERS, LP

By: Longitude Capital Partners, LLC, its General Partner

By:	/s/ Patrick Enright

	Name:	Patrick Enright
	Title:	Managing Member
	Address:	800 El Camino, Menlo Park, CA 94025

LONGITUDE CAPITAL ASSOCIATES, LP

By: Longitude Capital partners, LLC, its General Partner

By:	/s/ Patrick Enright

	Name:	Patrick Enright
	Title:	Managing Member
	Address:	800 El Camino, Menlo Park, CA 94025

SUTTER HILL VENTURES,
A CALIFORNIA LIMITED PARTNERSHIP

By:	/s/ Tench Coxe

	Name:	Tench Coxe
	Title:	Managing Director of the General Partner
	Address:	755 Page Mill
Suite A 200
Palo Alto, CA 94304

DAVID L. ANDERSON, TRUSTEE OF
THE ANDERSON LIVING TRUST U/A/D 1/22/98

By:	/s/ Robert Yin, By Robert Yin Under Power of Attorney

	Name:	David L. Anderson
	Title:	Trustee
	Address:	755 Page Mill
Suite A 200
Palo Alto, CA 94304

ANVEST, L.P.

By:	/s/ Robert Yin, By Robert Yin Under Power of Attorney

	Name:	David L. Anderson
	Title:	Trustee
	Address:	755 Page Mill
Suite A 200
Palo Alto, CA 94304

G. LEONARD BAKER, JR. AND MARY ANNE BAKER,
CO-TRUSTEES OF THE BAKER REVOCABLE TRUST U/A/D 2/3/03

By:	/s/ Robert Yin, By Robert Yin Under Power of Attorney

	Name:	G. Leonard Baker, Jr.
	Title:	Trustee
	Address:	755 Page Mill
Suite A 200
Palo Alto, CA 94304

SAUNDERS HOLDINGS, L.P.

By:	/s/ Robert Yin, By Robert Yin Under Power of Attorney

	Name:	G. Leonard Baker, Jr.
	Title:	General Partner
	Address:	755 Page Mill
Suite A 200
Palo Alto, CA 94304

YOVEST, L.P.

By:	/s/ Robert Yin, By Robert Yin Under Power of Attorney

	Name:	William H. Younger, Jr.
	Title:	Trustee of The Younger Living Trust U/A/D
1/20/95, General Partner
	Address:	755 Page Mill
Suite A 200
Palo Alto, CA 94304

GREGORY P. SANDS AND SARAH J.D. SANDS AS TRUSTEES OF
GREGORY P. AND SARAH J.D. SANDS TRUST AGREEMENT DATED 2/24/99

By:	/s/ Robert Yin, By Robert Yin Under Power of Attorney

	Name:	Gregory P. Sands
	Title:	Trustee
	Address:	755 Page Mill
Suite A 200
Palo Alto, CA 94304

TALLACK PARTNERS, L.P.

By:	/s/ Robert Yin, By Robert Yin Under Power of Attorney

	Name:	James C. Gaither
	Title:	General Partner
	Address:	755 Page Mill
Suite A 200
Palo Alto, CA 94304

JEFFREY W. BIRD AND CHRISTINA R. BIRD AS TRUSTEES OF
JEFFREY W. AND CHRISTINA R. BIRD TRUST AGREEMENT DATED 10/31/00

By:	/s/ Robert Yin, By Robert Yin Under Power of Attorney

	Name:	Jeffrey W. Bird
	Title:	Trustee
	Address:	755 Page Mill
Suite A 200
Palo Alto, CA 94304

ANDREW T. SHEEHAN AND NICOLE J. SHEEHAN AS
TRUSTEES OF SHEEHAN 2003 TRUST

By:	/s/ Robert Yin, By Robert Yin Under Power of Attorney

	Name:	Andrew T. Sheehan
	Title:	Trustee
	Address:	755 Page Mill
Suite A 200
Palo Alto, CA 94304

DAVID E. SWEET AND ROBIN T. SWEET AS TRUSTEES OF THE
DAVID AND ROBIN SWEET LIVING TRUST DATED 7/6/04

By:	/s/ Robert Yin, By Robert Yin Under Power of Attorney

	Name:	David E. Sweet
	Title:	Trustee
	Address:	755 Page Mill
Suite A 200
Palo Alto, CA 94304

WELLS FARGO BANK, N.A. FBO
SHV Profit Sharing Plan FBO Tench Coxe

By:	/s/ Vicki M. Bandel

	Name:	Vicki M. Bandel
	Title:	Assistant Vice President, Trust Officer
	Address:	Wells Fargo Bank, N.A., Trustee
Attention: Vicki Bandel
600 California Street, 12th Floor
MAC A0193-120
San Francisco, CA 94108
Phone: (415) 396-3739
Fax: (415) 975-7539
Email: bandel@wellsfargo.com

WELLS FARGO BANK, N.A. FBO
SHV Profit Sharing Plan FBO James N. White

By:	/s/ Vicki M. Bandel

	Name:	Vicki M. Bandel
	Title:	Assistant Vice President, Trust Officer
	Address:	Wells Fargo Bank, N.A., Trustee
Attention: Vicki Bandel
600 California Street, 12th Floor
MAC A0193-120
San Francisco, CA 94108
Phone: (415) 396-3739
Fax: (415) 975-7539
Email: bandel@wellsfargo.com

WELLS FARGO BANK, N.A. FBO
SHV Profit Sharing Plan FBO Diane J. Naar

By:	/s/ Vicki M. Bandel

	Name:	Vicki M. Bandel
	Title:	Assistant Vice President, Trust Officer
	Address:	Wells Fargo Bank, N.A., Trustee
Attention: Vicki Bandel
600 California Street, 12th Floor
MAC A0193-120
San Francisco, CA 94108
Phone: (415) 396-3739
Fax: (415) 975-7539
Email: bandel@wellsfargo.com

WELLS FARGO BANK, N.A. FBO
SHV Profit Sharing Plan FBO Yu-Ying Chen (Rollover)

By:	/s/ Vicki M. Bandel

	Name:	Vicki M. Bandel
	Title:	Assistant Vice President, Trust Officer
	Address:	Wells Fargo Bank, N.A., Trustee
Attention: Vicki Bandel
600 California Street, 12th Floor
MAC A0193-120
San Francisco, CA 94108
Phone: (415) 396-3739
Fax: (415) 975-7539
Email: bandel@wellsfargo.com

WELLS FARGO BANK, N.A. FBO
SHV Profit Sharing Plan FBO Patricia Tom (Post)

By:	/s/ Vicki M. Bandel

	Name:	Vicki M. Bandel
	Title:	Assistant Vice President, Trust Officer
	Address:	Wells Fargo Bank, N.A., Trustee
Attention: Vicki Bandel
600 California Street, 12th Floor
MAC A0193-120
San Francisco, CA 94108
Phone: (415) 396-3739
Fax: (415) 975-7539
Email: bandel@wellsfargo.com

WELLS FARGO BANK, N.A. FBO
SHV Profit Sharing Plan FBO Robert Yin

By:	/s/ Vicki M. Bandel

	Name:	Vicki M. Bandel
	Title:	Assistant Vice President, Trust Officer
	Address:	Wells Fargo Bank, N.A., Trustee
Attention: Vicki Bandel
600 California Street, 12th Floor
MAC A0193-120
San Francisco, CA 94108
Phone: (415) 396-3739
Fax: (415) 975-7539
Email: bandel@wellsfargo.com

PAPERBOY VENTURES LLC

By:	/s/ Anthony C. Garland

	Name:	Anthony C. Garland
	Title:	CFO

EXHIBIT A

	Total	Consideration	Number	Consideration	Number of
Buyer	Consideration	for Shares	of Shares	for Warrants	Warrants
Longitude Venture Partners, LP	$3,186,137.50	$3,125,333.11	4,551,625	$60,804.39	486,443
Longitude Capital Associates, LP	$63,862.50	$62,643.65	91,232	$1,218.85	9,750
Sutter Hill Ventures, a California limited partnership	$351,337.00	$344,632.07	501,910	$6,704.93	53,640
David L. Anderson, Trustee of the Anderson Living Trust U/A/D 1/22/98	$40,700.80	$39,924.06	58,144	$776.74	6,213
Anvest, L.P.	$40,700.80	$39,924.06	58,144	$776.74	6,213
G. Leonard Baker, Jr. and Mary Anne Baker, Co-Trustees of the Baker Revocable Trust U/A/D 2/3/03	$399,998.20	$392,364.63	571,426	$7,633.57	61,069
Saunders Holdings, L.P.	$100,002.00	$98,093.56	142,860	$1,908.44	15,267
Yovest, L.P.	$86,368.80	$84,720.53	123,384	$1,648.27	13,186
Gregory P. Sands and Sarah J.D. Sands as Trustees of Gregory P. and Sarah J.D. Sands Trust Agreement Dated 2/24/99	$13,909.00	$13,643.56	19,870	$265.44	2,123
Tallack Partners, L.P.	$13,624.80	$13,364.78	19,464	$260.02	2,080
Jeffrey W. Bird and Christina R. Bird as Trustees of Jeffrey W. and Christina R. Bird Trust Agreement Dated 10/31/00	$12,030.90	$11,801.30	17,187	$229.60	1,836
Andrew T. Sheehan and Nicole J. Sheehan as Trustees of Sheehan 2003 Trust	$10,709.30	$10,504.92	15,299	$204.38	1,635
David E. Sweet and Robin T. Sweet as Trustees of the David and Robin Sweet Living Trust Dated 7/6/04	$4,769.10	$4,678.09	6,813	$91.01	728
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Tench Coxe	$110,298.30	$108,193.36	157,569	$2,104.94	16,839

A-1

	Total	Consideration	Number	Consideration	Number of
Buyer	Consideration	for Shares	of Shares	for Warrants	Warrants
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO James N. White	$13,360.20	$13,105.23	19,086	$254.97	2,039
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Diane J. Naar	$350.00	$343.32	500	$6.68	53
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Yu-Ying Chen (Rollover)	$350.00	$343.32	500	$6.68	53
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Patricia Tom (Post)	$1,316.00	$1,290.89	1,880	$25.11	200
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Robert Yin	$175.00	$171.66	250	$3.34	26

Total	$4,450,000.20	$4,365,076.10	6,357,143	$84,924.100	679,393

A-2

EXHIBIT B

	Total	Consideration	Number of	Consideration	Number of
Other Buyer	Consideration	for Shares	Shares	for Warrants	Warrants
George H. Conrades	$800,000.00	$784,732.67	1,142,857	$15,267.33	122,140
Pelmea LP	$200,000.00	$196,182.99	285,714	$3,817.01	30,534
Joseph C. Cook, Jr. and Judith Cook Tenants in Common	$206,780.00	$202,833.80	295,400	$3,946.20	31,570
Farview Management, L.P.	$94,333.40	$92,533.14	134,762	$1,800.26	14,402
Joseph C. Cook, Jr. IRA Rollover	$168,000.00	$164,793.88	240,000	$3,206.12	25,649
The Judith E. Cook & Joseph C. Cook, Jr. Foundation, Inc.	$91,667.10	$89,917.72	130,953	$1,749.38	13,995
Steven D. Singleton and Christine C. Singleton, JTWROS	$24,500.00	$24,032.44	35,000	$467.56	3,740
Joseph C. Cook, III and Ashley B. Cook, Tenants in Common	$28,910.00	$28,358.28	41,300	$551.72	4,413
Joseph C. Cook, III IRA Rollover	$21,000.00	$20,599.24	30,000	$400.76	3,206
Steven D. Pruett	$225,000.00	$220,705.70	321,428	$4,294.30	34,351
The David L Mahoney and Winnifred C Ellis 1998 Family Trust	$200,000.00	$196,182.99	285,714	$3,817.01	30,534
Adrian E. Ridner	$130,000.00	$127,518.88	185,714	$2,481.12	19,847
Alexander W. Casdin	$100,000.00	$98,091.50	142,857	$1,908.50	15,267
Vaughn D. Bryson Revocable Trust	$70,000.00	$68,664.12	100,000	$1,335.88	10,687
Douglas and Irene Devivo Revocable Trust	$70,000.00	$68,664.12	100,000	$1,335.88	10,687
Roy M. Barbee	$57,000.00	$55,911.82	81,428	$1,088.18	8,702

Total	$2,487,190.50	$2,439,723.29	3,553,127	$47,467.21	379,724

B-1